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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2002 divine, inc.
(Exact name of registrant as specified in its charter)

Delaware	0-30043	36-4301991
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1301 N. Elston Avenue
Chicago, Illinois 60622
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (773) 394-6600

N/A
(Former name or former address, if changed since last report)

Item 5. Other Events.

        On May 30, 2002, divine, inc., a Delaware corporation ("divine"), and Delano Technology Corporation, a corporation organized and existing under the laws of Ontario ("Delano"), entered into an amendment (the "Amendment") to the Combination Agreement ("Combination Agreement") between divine and Delano, dated March 12, 2002, to change the date after which a non-breaching party can terminate the Combination Agreement (the "Termination Date") from June 30, 2002 to August 15, 2002 and to change from July 31, 2002 to September 16, 2002 the date to which the Termination Date will be automatically extended if the failure to obtain any necessary governmental consent is the cause of, or results in, the parties' failure to close the combination by the Termination Date. A copy of the Amendment is attached to this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference.

        On May 30, 2002, divine and Delano also issued a joint press release announcing that the closing of the combination is now scheduled to occur on July 31, 2002. A copy of the press release is annexed hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

Exhibits.

        The exhibits to this report are listed in the Exhibit Index set forth elsewhere herein.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 31, 2002

divine, inc.
By:	/s/ MICHAEL P. CULLINANE Michael P. Cullinane Executive Vice President, Chief Financial Officer, and Treasurer

divine, inc.

Exhibit Index

Exhibit Number	Description of Exhibit
2.1	Amendment, dated May 30, 2002, to Combination Agreement, dated March 12, 2002, by and among Delano Technology Corporation and divine, inc.
99.1	Press release, dated May 30, 2002.

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  Item 5. Other Events.
  Item 7. Financial Statements and Exhibits.
SIGNATURE
Exhibit Index